Exhibit 5.1

May 24, 2006
Nevada Power Company
6226 West Sahara Avenue
Las Vegas, NV 89146
Ladies and Gentlemen:
     This opinion is delivered in connection with the filing of a registration statement on Form S-3, File No. 333-130189 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $600,000,000 aggregate principal amount of (i) debt securities (“Debt Securities”) to be issued pursuant to the General and Refunding Mortgage Indenture dated as of May 1, 2001, as amended and supplemented to the date hereof (the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”), and (ii) preferred stock (“Preferred Stock”) of the Company, each as described in the Registration Statement.
     In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.
     Based on and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
     1.    The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.
     2.    The new Debt Securities will be valid, legal and binding obligations of the Company upon:
(a)	The Board of Directors of the Company or a duly authorized committee thereof and, to the extent required, the stockholder of the Company, duly and validly authorizing and approving the issuance and sale of the Debt Securities and the pricing, terms and conditions of the issuance and sale of the Debt Securities; and authorization of the issuance of Debt Securities by the Company from any court

Nevada Power Company
May 24, 2006

or governmental body having jurisdiction over the Company (including, without limitation, the Public Utilities Commission of Nevada);
(b)	Compliance with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;
(c)	Execution and filing with the Trustee of the proper papers with respect to the Debt Securities;
(d)	Issuance and delivery of the Debt Securities in accordance with the corporate authorizations set forth in 2(a) above, the Company’s Restated Articles of Incorporation and Bylaws, the terms and provisions of the Indenture, and the Registration Statement; and
(e)	Receipt by the Company of the consideration provided for in the authorizing resolutions set forth in 2(a) above and in the Registration Statement.
     3.    The Preferred Stock will be validly issued, fully paid and non-assessable upon:
(a)	The Board of Directors of the Company or a duly authorized committee thereof and, to the extent required, the stockholder of the Company, duly and validly authorizing and approving the issuance and sale of Preferred Stock and the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof; the filing in the office of the Nevada Secretary of State, prior to the issuance of the shares of Preferred Stock, of the certificate of designation approved by the Company’s Board of Directors and stockholder, or an amendment to the Company’s Restated Articles of Incorporation approved by the Company’s Board of Directors and stockholder, that authorizes the class or series, number of shares and the rights, preferences, privileges, restrictions, terms and conditions of the Preferred Stock; and authorization of the issuance of Preferred Stock by the Company from any court or governmental body having jurisdiction over the Company (including, without limitation, the Public Utilities Commission of Nevada);
(b)	Compliance with the Securities Act of 1933, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;
(c)	Issuance and delivery of the Preferred Stock in accordance with the corporate authorizations set forth in 3(a) above, the Company’s Restated Articles of Incorporation and Bylaws, the terms and provisions of the Indenture, and the Registration Statement; and

Nevada Power Company
May 24, 2006

(d)	Receipt by the Company of the consideration provided for in the authorizing resolutions set forth in 3(a) above and in the Registration Statement.
     Our opinions contained in paragraphs 2 and 3 are subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, equitable subordination, marshaling or other similar laws or doctrines now or hereafter in effect relating to creditors’ rights and remedies generally and (ii) the application of principles of equity (regardless of whether considered at a proceeding in equity or at law) including, without limitation, the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought.
     We express no opinion as to any provision contained in or otherwise made a part of the Registered Securities (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the Registered Securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the Registered Securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the Registered Securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition. We offer no opinion as to any security into which any Debt Securities or Preferred Stock may be convertible.
     This opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Messrs. Woodburn and Wedge of Reno, Nevada, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement in regard to such firm. Our opinions as to such matters are based on the assumptions and subject to the qualifications and limitations set forth in such opinion letter.
     We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement under the caption “Legal Opinions,” and to the filing and use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Nevada Power Company
May 24, 2006

     This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ CHOATE, HALL & STEWART LLP